EXHIBIT 5

JEFFREY A. OTT

616.752.2170
FAX 616.222.2170

jott@wnj.com

July 13, 2007

Southern Michigan Bancorp, Inc.
88 North Main Street
P.O. Box 407
Coldwater, Michigan 49036

Re:	Form S-4 Registration Statement
536,073 Shares of Common Stock, Par Value $2.50 Per Share

Dear Ladies and Gentlemen:

                    We are counsel to Southern Michigan Bancorp, Inc. ("Southern") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 536,073 shares of Southern common stock, par value $2.50 per share ("Common Stock"), under a registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on or about July 13, 2007.

                    We are familiar with the proceedings taken by Southern in connection with the authorization of up to 536,073 shares of Common Stock to be issued to the shareholders of FNB Financial Corporation. We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

                    Based upon the foregoing, we are of the opinion that the Common Stock will be, when duly registered under the Securities Act and issued and delivered as described in the Registration Statement, validly issued, fully paid, and nonassessable.

                    We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.

                    This opinion is rendered for the purposes of Item 21 of Form S-4 and Item 601(b)(5) of Regulation S-K and may not be used, quoted, or referred to or filed for any other purpose without our prior written permission.

Warner Norcross & Judd LLP

/s/ Jeffrey A. Ott
Jeffrey A. Ott, A Partner